AGREEMENT FOR THE PURCHASE OF COMMON STOCK

THIS COMMON STOCK PURCHASE AGREEMENT, (this “Agreement”) made this 27th day of May, 2016, by and between Douglas Brackin and Joy Brackin (hereinafter referred to as (“Sellers”), and AAA Century Group USA Corp. (“Purchaser”), setting forth the terms and conditions upon which the Sellers will sell a total of Twenty Million (20,000,000) shares of Crowd Shares Aftermarket, Inc. (“CDRW”) or the “Company”) common stock (the “Shares” or “Common Stock”), personally owned by Sellers, to the Purchaser. The Sellers and the Purchaser may be referred to herein singularly as a “Party” and collectively, as the “Parties”.

In consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

WITNESSETH:

WHEREAS, the Sellers and Purchaser have appointed Law Offices of Jeffrey Conrad, Esq. to act as the Escrow Agent (“Escrow Agent”) for this transaction and to receive and hold all consideration received from the Purchaser for the sale of the Shares and all documents (“Documents”) stock certificates and corporate records of CDRW, in the Law Offices of Jeffrey Conrad Esq. Trust Account, (the “Escrow Account”) unless other arrangements are agreed to by all parties.

WHEREAS, the Purchaser, Sellers and Escrow Agent, have entered into an ESCROW AGREEMENT dated as of the date hereof.

NOW THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties herewith agree as follows:

ARTICLE I

SALE OF SECURITIES

1.01 Sale. Subject to the terms and conditions of this Agreement, the Sellers agrees to sell the Shares, and the Purchaser shall purchase the Shares, for a total of Three Hundred Thirty SevenThousand Dollars ($337,000 U.S.) (the “Purchase Price” or “Funds”). This is a private transaction between the Sellers and Purchaser.

1.02 Escrow Agent. The Sellers and Purchaser hereby appoint Law Offices of Jeffrey Conrad Esq to act as the Escrow Agent (“Escrow Agent”) as to the distribution of the Purchase Price Funds received for the sale of the Shares and distribution of the shares and documents of CDRW to be held in the Escrow Account.

1.03 Deposit: Upon execution of this agreement, Purchaser shall make, by wire transfer, a deposit (the “Deposit”) in the amount of Thirty Thousand Dollars ($30,000.00), to the Escrow Agent’s Trust Account (Escrow Account”) on or before May 16, 2016, for the Shares being sold by the Sellers. The deposit shall become non-refundable after ten days from the signing of this Agreement by Purchaser and Sellers. The amount deposited will be held in the Escrow Account until Closing (as defined in Section 3.01 of this Agreement) or until ordered released as per other sections of this Agreement.

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The Deposit shall be fully refundable for a period of ten (10) days from the signing of this Agreement for any reason or no reason (the “Due Diligence Period”). After the Due Diligence Period, the Deposit will be non-refundable unless the Sellers fail to fulfill all matters to be completed pursuant to the terms of this Agreement and outlined in Article II, 2.12 and Article III, 3.02 of this Agreement. In addition if, after signing this Agreement and prior to the Closing, in performing due-diligence, the Purchaser, discover something of significance that was not previously disclosed to Purchaser, which changes the structure and intent of this Agreement and the transaction, which the Sellers cannot correct, the Purchaser will notify the Sellers of the subject of concern and their intention to cancel this Agreement and to request a refund of the Deposit, in writing, addressed to the individuals and addresses listed in Article VI, 6.09 of this Agreement. The Sellers shall have ten business days after receiving the request for the refund of the Deposit to correct the discrepancy, or the Deposit will be refunded to the Purchaser by the Escrow Agent.

The account wire instructions for the Deposit herein and payment pursuant to Sections 1.04 and 3.02(b)(i) are as set forth in the Escrow Agreement between and among the Escrow Agent, the Purchaser and the Sellers.

Within 24 hours after receipt of the Deposit by the Escrow Agent, Sellers will forward by overnight delivery, or by email, for review by the Purchaser, any and all documents of CDRW which Purchaser might request.

Purchaser will provide Sellers with the information as requested by the Sellers concerning the Purchaser.

1.04 Balance of Purchase Price. It is agreed that the full amount of the Purchase Price will be wire transferred to the Escrow Account on or before the close of business on May 20, 2016, and that the Closing will take place contemporaneous with such payment. It is agreed that all of the Shares shall remain in the Escrow Account until the full amount of $337,000 has been paid into Escrow, after which the Closing on the sale of the Shares shall take place and all stock certificates, stock powers and corporate documents listed in paragraphs 2.12, 2.13 and 3.02 below shall be sent as instructed by the Purchaser, and the full amount of $337,000 shall be disbursed as per instructions of the Sellers.

This Agreement may be terminated unilaterally by Sellers if: (i) the balance of the Purchase Price for the Shares is not paid in full on or before May 20, 2016, unless an extension of time is agreed to in writing by both parties; or (ii) Purchaser has failed to comply with all material terms of this Agreement. Upon such termination, all consideration paid by Purchaser shall be delivered to Sellers in accordance with the terms of the Escrow Agreement. Upon the payment of the total Purchase Price of $337,000 by the Purchaser to the Sellers for the Shares, by wire transfer to the Escrow Account, and the receipt of all items outlined below which shall be provided by the Sellers, the Closing will take place immediately unless extended by the parties signing this Agreement.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES

The Sellers represent and warrant to the Purchaser the following:

2.01 Organization; CDRW is a Nevada corporation duly organized, validly existing, and in good standing under the laws of that state, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in the state Nevada and elsewhere (if required). All actions taken by the incorporators, directors and/or shareholders of CDRW have been valid and in accordance with the laws of the state of Nevada. CDRW is a Section 12g fully reporting company with the SEC and CDRW’ common stock is included for quotation on the OTC Markets Pink/Current Sheets, symbol CDRW. CDRW’s common stock is now, and as of the Closing will be, DTC-eligible. There is now, and as of the Closing will be, no DTC “chill” on trading or depositing of CDRW’s shares with brokers. Before the Closing, and as a condition precedent to Purchaser’s obligation to close the purchase, there will be at least one trade in CDRW’s common stock on OTC Markets, between the date hereof and the Closing.

After due diligence is approved, and before the Closing, CDRW will file with the SEC and mail to its shareholders, the Notice pursuant to SEC Rule 14f-1; Purchaser will cooperate with CDRW and Sellers by providing the information as to CDRW’s proposed new management. Immediately following the Closing, the Purchaser shall file all required filings with any state and federal regulators, including the SEC, disclosing the acquisition of the Shares by the Purchaser, the change of control of CDRW, changes to the officers and directors, and all such additional disclosure as is required to keep CDRW in good standing with any and all regulatory bodies having authority.

2.02 Capital. The authorized capital stock of CDRW consists of 100,000,000 shares of Common Stock, $0.0001 par value, of which 22,564,000 shares of Common Stock are issued and outstanding as of the date hereof and will be issued and outstanding as of the Closing. CDRW has 10,000,000 authorized preferred shares, none of which are issued and outstanding. All outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. At the Closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating CDRW to issue or to transfer from treasury any additional shares of its capital stock. Any outstanding convertible debts will be cancelled before Closing. None of the outstanding shares of CDRW is subject to any stock restriction agreements. There are approximately 36 shareholders of record of CDRW, including shares in street name. All of such shareholders have valid title to such Shares and acquired their Shares in a lawful transaction and in accordance with Nevada corporate law and the applicable securities laws of the United States.

2.03 Financial Statements. CDRW is a Section 12g reporting company and financials can be found on EDGAR. The financial statements fairly present the financial condition and operating results of CDRW as of the dates, and for the periods, indicated therein. Except as set forth in the Financial Statements, and as set forth in Paragraph 2.05, CDRW has no material liabilities (contingent or otherwise). CDRW is not a guarantor or indemnitor of any indebtedness of any other person, firm, or corporation. CDRW is not a “shell,” as that term is defined in the SEC’s Rules and Regulations, and its SEC filings check the nonshell box; and at or before the Closing, CDRW will provide to the Purchaser a current legal opinion that it is not a “shell.”

2.04 Filings with Government Agencies. CDRW is a reporting issuer, and files annual and quarterly reports with the SEC. CDRW has made all required filings with the SEC and the State of Nevada that might be required, and is current in its filings and reporting with the SEC and to the state of Nevada. Upon the purchase of the Shares by the Purchaser, the Purchaser will have the full responsibility for filing any and all documents required by the Securities and Exchange Commission, and/or any other government agency that may be required. The Sellers will supply the Purchaser with all information that is currently available for CDRW. The Purchaser understands that the Sellers will have no responsibility whatsoever for any filings made by CDRW after the Closing, either with the SEC, FINRA or with the State of Nevada; provided that Sellers will cooperate with CDRW’s new management with respect to any filings with the SEC, FINRA and/or the State of Nevada.

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2.05 Liabilities. It is understood and agreed that the purchase of the Shares is predicated on CDRW continuing its operations after the Closing for a period no longer than three months from Closing. Sellers are not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving CDRW or its Shares. To the best of knowledge of the Sellers, there is no dispute of any kind between CDRW and any third party, and no such disputes will exist at the Closing of this transaction. At Closing, all assets of the Company and all liabilities of the Company will be transferred to a wholly-owned subsidiary of CDRW (“CDRW Sub”). Purchaser agrees to retain CDRW’s current auditor while the CDRW Sub is controlled by CDRW, and to pay CDRW’s and CDRW Sub’s administrative costs after the Closing, for which $5,000 will be paid by Purchaser at Closing for the first month after the Closing., and $5,000 per month for each month or partial month thereafter.

2.06 Tax Returns. CDRW has filed all required State and Federal tax returns. As of closing, there shall be no taxes of any kind due or owing.

2.07 Ability to Carry Out Obligations. The Sellers have the right, power, and authority to enter into, and perform their obligations under this Agreement. The execution and delivery of this Agreement by the Sellers and CDRW and the performance by the Sellers of their obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which CDRW the officers, directors or Sellers are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause CDRW (and/or assigns) to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of CDRW or upon the shares of CDRW to be acquired by the Purchaser.

2.8 Contracts, Leases and Assets. CDRW is not a party to any contract, agreement or lease (unless such contract, agreement or lease has been assigned to another party or CDRW has been released from its obligations thereunder) other than the normal contract with the Transfer Agent, except as described in documents described in its filings with the SEC. No person holds a power of attorney from CDRW or the Sellers. At the Closing, CDRW will have no undisclosed liabilities or obligations, which would give rise to a liability in the future.

2.9 Compliance with Laws. To the best of knowledge of the Sellers, CDRW has complied in all material respects, with, and is not in violation of any, federal, state, or local statute, law, and/or regulation pertaining. To the best of the knowledge of the Sellers, CDRW has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities. At the time that CDRW sold Shares to the Sellers, CDRW was entitled to use the exemptions provided by the Securities Act of 1933 relative to the sale of its Shares. The Shares being sold herein are being sold in a private transaction between the Sellers and the Purchaser, and the Sellers make no representation as to whether the Shares are subject to trading restrictions under the Securities Act of 1933, as amended and rules thereunder.

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2.10 Litigation. CDRW is not a party to any suit, action, arbitration, or legal administrative or other proceeding, or pending governmental investigation. To the best knowledge of the Sellers, there is no basis for any such action or proceeding and no such action or proceeding is threatened against CDRW. CDRW is not a party to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

2.11 Conduct of Business. Prior to the Closing, CDRW shall conduct its business in the normal course, and shall not (without the prior written approval of Purchaser) (i) sell, pledge, or assign any assets, (ii) amend its Certificate of Incorporation or Bylaws, (iii) declare dividends, redeem or sell stock or other securities (iv) incur any liabilities, except in the normal course of business, (v) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, (vi) issue any shares of its common stock, or (vii) enter into any other transaction.

2.12 Corporate Documents. Each of the following documents, which shall be true, complete and correct in all material respects, will be submitted at the Closing:

(i)	Certificate of Incorporation and all amendments thereto;

(ii)	Bylaws and all amendments thereto;

(iii)	Minutes and Consents of Shareholders;

(iv)	Minutes and Consents of the board of directors;

(v)	List of officers and directors;

(vi)	Certificate of Good Standing from the Secretary of State of Nevada.

(vii)	Current Shareholder list from the Transfer Agent.

2.13 Closing Documents. All minutes, consents or other documents pertaining to CDRW to be delivered at the Closing shall be valid and in accordance with the laws of Nevada.

2.14 Title. The Sellers have good and marketable title to all of the Shares being sold by them to the Purchaser pursuant to this Agreement. The Shares will be, at the Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind, except for restrictions on transfer imposed by federal and state securities laws. None of the Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such Shares. Except as provided in this Agreement, the Sellers are not a party to any agreement, which offers or grants to any person the right to purchase or acquire any of the Shares. There is no applicable local, state or federal law, rule, regulation, or decree, which would, as a result of the purchase of the Shares by Purchaser (and/or assigns) impair, restrict or delay voting rights with respect to the Shares.

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2.15 Transfer of Shares. The Sellers will have the responsibility for sending all certificates representing the Shares being purchased, along with the proper Stock Powers with medallion guaranteed signatures acceptable to the Transfer Agent, to the Escrow Agent for delivery to the Purchaser at Closing.

The Purchaser will have the responsibility of sending the certificates, along with stock powers to the Transfer Agent for CDRW to have the certificates changed into their respective names and denominations, and the Purchaser shall be responsible for all costs involved in such changes and in mailing new certificates to all shareholders.

2.16 Representations. All representations and warranties shall be true as of the Closing and all such representations shall survive the Closing.

ARTICLE III

CLOSING

3.01 Closing for the Purchase of Common Stock. The Closing (the “Closing”) of this transaction for the Shares of Common Stock being purchased will occur when all of the documents and consideration described in Paragraphs 2.12 above and in 3.02 below, have been delivered or other arrangements have been made and agreed to by the Parties. This Agreement may be terminated by the non-breaching in the event of any material breach by the breaching party.

3.02 Documents and Payments to be Delivered at Closing. As part of the Closing of the Common Stock purchase, those documents listed in 2.12 of this Agreement, as well as the following documents, in form reasonably acceptable to counsel to the Parties, shall have been delivered to Escrow Agent at least 48 hours prior to the Closing:

(a) By the Sellers:

(i) stock certificate or certificates, along with stock powers with signatures medallion guaranteed, representing the Shares, endorsed in favor of the name or names as designated by Purchaser or left blank, as instructed by the Purchaser;

(ii) the resignation of all officers of CDRW;

(iii) the resignations of directors of CDRW and the appointment of a new Directors as designated by the Purchaser, subject to the requirement to deliver Schedule 14f-1 to CDRW shareholders at least ten days prior to the date of the new Directors and officers taking office;

(iv) true and correct copies of all of the business and corporate records of CDRW, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings or consents, financial statements, shareholder listings, stock transfer records, agreements and contracts that exist;

(v) EDGAR filing codes and passwords; and

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(vi) such other documents of CDRW as may be reasonably required by Purchaser, if available.

(b) By Purchaser:

(i) wire transfer to the Escrow Agent’s Trust Account in the amount of $307,000, representing the balance of the $337,000 Purchase Price for the Shares.

ARTICLE IV

INVESTMENT INTENT:

The Purchaser represents, warrants and covenants to the Sellers the following:

4.01 Transfer Restrictions. Purchaser (and or assigns) agrees that the shares being acquired pursuant to this Agreement may be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration (“Transfer”) only pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the act.

4.02 Investment Intent. The Purchaser is acquiring the Shares for its own account for investment, and not with a view toward distribution thereof.

4.03 No Advertisement. The Purchaser acknowledge that the Shares have been offered to them in direct communication between Purchaser and Sellers, and not through any advertisement of any kind.

4.04 Knowledge and Experience. The Purchaser acknowledges that it has retained its own legal and financial counsel to assist it in evaluating this purchase. The Purchaser acknowledges that it has sufficient business and financial experience, and knowledge concerning the affairs and conditions of CDRW so that it can make a reasoned decision as to this purchase of the Shares, and is capable of evaluating the merits and risks of this purchase.

4.05 Restrictions on Transferability. The Purchaser is aware of the restrictions of transferability of the Shares and further understands that the certificates may bear a legend similar to the following:

(a) THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED IN SECTIONS 4(1) AND 4(2) AND REGULATION D UNDER THE ACT. AS SUCH, THE PURCHASE OF THIS SECURITY WAS MADE WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

(b) The Purchaser understand that the Shares may only be disposed of pursuant to either (i) an effective registration statement under the Act, or (ii) an exemption from the registration requirements of the Act.

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(c) CDRW and/or Sellers have neither filed such a registration statement with the SEC or any state authorities regarding the Shares, nor agreed to do so, nor contemplate doing so in the future for the Shares being purchased; and in the absence of such a registration statement or exemption, the Purchaser may have to hold the Shares indefinitely and may be unable to liquidate them in case of an emergency.

4.06 Future Business of CDRW. The Purchaser represents that after the Closing of this transaction, the Purchaser will carry on the existing business of CDRW; and as soon after the Closing as practicable, the Purchaser will cause CDRW to acquire a legitimate business and/or assets. After Closing, the Purchaser covenant not to manipulate or participate in a manipulating the share price of CDRW in a “pump and dump” scheme.

4.07 Anti-Money Laundering, Anti-Corruption and Anti-Terrorism Laws. The Purchaser confirm that the funds representing the Purchase Price will not represent proceed of crime for the purpose of any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline; and the Purchaser is in compliance with, and has not previously violated, the United States of America Patriot Act of 2001, as amended through the date of this Agreement, to the extent applicable to the Purchaser and all other applicable anti-money laundering, anti-corruption and anti-terrorism laws and regulations.

4.08 Representations. All Representations, warranties and covenants shall be true as of the Closing and shall survive the Closing.

ARTICLE V

REMEDIES

5.01 Arbitration. Any controversy or claim relating to or arising from this Agreement (an “Arbitrable Dispute”) shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the Judicial Arbitration and Mediation Services (the “JAMS”) as such rules may be modified herein or as otherwise agreed by the parties in controversy. The forum for arbitration shall be Las Vegas, Nevada. Following thirty (30) days’ notice by any party of intention to invoke arbitration, any Arbitrable Dispute arising under this Agreement and not mutually resolved within such thirty (30) day period shall be determined by a single arbitrator upon which the parties agree.

5.02 Termination. In addition to any other remedies, the Purchaser may terminate this Agreement, if at the Closing, the Sellers have failed to comply with all material terms of this Agreement, or have failed to supply any documents required by this Agreement unless they do not exist, or have failed to disclose any material facts which could have a substantial effect on any part of this transaction.

5.03 Indemnification. From and after the Closing, the parties, jointly and severally, agree to indemnify the other against all actual losses, damages and expenses caused by (i) any material breach of this Agreement by them or any material misrepresentation contained herein, or (ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

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5.04 Indemnification Non-Exclusive The foregoing indemnification provision is in addition to, and not derogation of any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement.

ARTICLE VI

MISCELLANEOUS

6.01 Captions and Headings. The article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

6.02 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged, orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

6.03 Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

6.04 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

6.05 Entire Agreement. This Agreement, including any and all attachments hereto, if any, contain the entire Agreement and understanding between the parties hereto, and supersede all prior agreements and understandings.

6.06 Partial Invalidity. In the event that any condition, covenant, or other provision of this Agreement is held to be invalid or void by any court of competent jurisdiction, it shall be deemed severable from the remainder of this Agreement and shall in no way affect any other condition, covenant or other provision of the Agreement. If such condition, covenant, or other provision is held to be invalid due to its scope or breadth, it is agreed that it shall be deemed to remain valid to the extent permitted by law.

6.07 Significant Changes The Sellers understand that significant changes may be made in the capitalization and/or stock ownership of CDRW, which changes could involve a reverse stock split and/or the issuance of additional shares, thus possibly having a dramatic negative effect on the percentage of ownership and/or number of shares owned by present shareholders of CDRW.

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6.08 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures will be acceptable to all parties.

6.09 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid with a copy by electronic mail as follows:

If to the Sellers:

If to the Purchaser:

6.10 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement

6.11 Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the Closing and shall survive the Closing of this Agreement.

6.12 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein..

6.13 Governing Law. This Agreement and the rights of the Parties hereunder shall be governed by and construed in accordance with the Laws of the State of Nevada (regardless of its conflict of laws principles), including all matters of construction, validity, performance and enforcement and without giving effect to the principles of conflict of laws.

6.14 Exclusive Jurisdiction and Venue. The Parties agree that the Courts of the State of Nevada shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Agreement and the Transactions contemplated herein.

6.15 Attorneys Fees. In the event any Party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing party in any such breach of an covenant or condition of this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the losing party its costs of suit, including reasonable attorneys’ fees, as may be fixed by the court.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties hereto as of the date first written above.

SELLERS:		SHARES BEING SOLD

By:	/s/ Douglas Brackin	10,000,000
	Douglas Brackin

By:	/s/ Joy Brackin	10,000,000
	Joy Brackin

PURCHASER: AAA CENTURY GROUP USA CORP.

By:	/s/ Qingxi Meng
Qingxi Meng, CEO

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